NEWS RELEASE
WESCO International, Inc. / 225 West Station Square Drive, Suite 700 / Pittsburgh, PA 15219
Wesco International Reports Second Quarter 2026 Results
•Record second quarter reported net sales of $6.7 billion, up 13% YOY and up 10% sequentially
–Organic sales up 13% YOY
–Data center sales of $1.5 billion, up ~45% YOY
•Record total company backlog, up ~60% YOY
•Second quarter operating margin of 5.7%, up 20 basis points YOY; adjusted EBITDA margin of 7.3%, up 60 basis points YOY
•Second quarter diluted EPS of $4.23; record adjusted diluted EPS of $4.57, up 35% YOY
•Second quarter operating cash flow of $54 million; free cash flow of $32 million
•Raising 2026 outlook reflecting exceptional results in first half of the year and accelerating business momentum
PITTSBURGH, July 30, 2026 /PR Newswire/ -- Wesco International (NYSE: WCC), a leading provider of business-to-business distribution, logistics services and supply chain solutions, announces its results for the second quarter of 2026.

“We delivered another exceptional quarter marked by continued market outperformance and accelerating business momentum. Sales, backlog, adjusted EBITDA, and adjusted earnings per share all increased versus the prior year and achieved records that exceeded our plan. Free cash flow generation was also positive and exceeded our expectations. We have now posted four consecutive quarters of double-digit sales growth fueled by data centers. Beyond our outsized growth in data centers, demand remained strong across the rest of our diversified portfolio and end markets as customers continue to invest in major infrastructure projects. Especially noteworthy, backlog was up approximately 60%, to a new record level, reflecting the benefits of the ongoing secular growth trends and the continued effectiveness of our One Wesco cross-selling strategy. We achieved a major milestone this quarter with a significant multi-year Grid Services award in our UBS business from a hyperscale data center customer. This win represents an important step in diversifying our UBS customer base and expanding our comprehensive data center offerings to include power solutions in addition to our extensive white space and gray space product and service offerings. As recently announced, we also strengthened our end-to-end capabilities and cooling solutions for data center customers through the acquisition of Singapore-based Newark Engineering,” said John Engel, Chairman, President, and CEO.

Mr. Engel concluded, “We are very pleased with our second quarter results and continued positive business momentum as we enter the second half of the year. Our backlog growth was fueled by multi-year customer commitments demonstrating our transformation into a leading infrastructure solutions provider serving communications, security, electrical, utility and power markets. The power of our customer value proposition, global capabilities, and leading portfolio of products, services and solutions is clear as we continue to outperform the market. As a result, we are significantly raising our full-year 2026 outlook reflecting the favorable secular growth trends and our confidence in continued strong execution. As the market leader, and with positive momentum building, I’m bullish that Wesco will continue to outperform our markets and deliver superior value to our customers, suppliers, and shareholders in the second half of 2026 and beyond.”

Key Financial Highlights

	Three Months Ended June 30			Six Months Ended June 30
($ in millions except per share data)	2026 Reported	2025 Reported	Change vs prior year quarter	2026 Reported	2025 Reported	Change vs prior year
GAAP Results
Net sales	$6,665.1	$5,899.6	13.0%	$12,745.2	$11,243.3	13.4%
Selling, general, and administrative expenses	$1,022.7	$872.2	17.3%	$1,970.3	$1,708.5	15.3%
Operating profit	$382.2	$322.2	18.6%	$675.7	$563.1	20.0%
Net income attributable to common stockholders	$209.0	$189.2	10.5%	$362.8	$293.2	23.7%
Earnings per diluted share	$4.23	$3.83	10.4%	$7.33	$5.92	23.8%
Operating cash flow	$53.7	$107.8	(50.2)%	$275.1	$135.8	102.6%
Effective tax rate	22.9%	26.1%	(320) basis points	22.5%	25.0%	(250) basis points

($ in millions except per share data)	2026 Adjusted	2025 Adjusted	Change vs prior year quarter	2026 Adjusted	2025 Adjusted	Change vs prior year
Non-GAAP Results
Organic sales growth	12.6%	7.2%	N/A	12.5%	6.4%	N/A
Gross profit	$1,456.0	$1,242.7	17.2%	$2,747.8	$2,368.3	16.0%
Gross margin	21.8%	21.1%	70 basis points	21.6%	21.1%	50 basis points
Adjusted selling, general, and administrative expenses	$999.5	$864.1	15.7%	$1,929.6	$1,693.1	14.0%
Adjusted EBITDA	$487.2	$394.2	23.6%	$876.0	$704.9	24.3%
Adjusted EBITDA margin	7.3%	6.7%	60 basis points	6.9%	6.3%	60 basis points
Adjusted net income attributable to common stockholders	$225.6	$167.5	34.7%	$392.4	$277.2	41.6%
Adjusted earnings per diluted share	$4.57	$3.39	34.8%	$7.93	$5.60	41.6%
Free cash flow	$32.3	$86.5	(62.7)%	$245.7	$95.9	156.2%
Net Sales
•On an organic basis, which removes differences in foreign exchange rates and the impact from the number of workdays, sales for the second quarter of 2026 grew by 12.6%. The increase in organic sales reflects volume growth in all three segments (CSS, EES and UBS), as well as a favorable impact from changes in price. Sequentially, net sales increased 9.6% and organic sales grew by 6.6%. We had record backlog at the end of the second quarter of 2026, up by approximately 60% compared to the end of the second quarter of 2025.
•For the first six months of 2026, organic sales grew by 12.5%. The increase in organic sales reflects volume growth in all three segments (CSS, EES and UBS), as well as a favorable impact from changes in price.
Gross Profit and Gross Margin
•The increase in gross margin for the three and six months ended June 30, 2026 reflects improved gross margin in the EES and CSS segments, partially offset by a decline in the UBS segment.
Selling, General, and Administrative (“SG&A”) Expenses
•The increase in SG&A expenses for the second quarter of 2026 is primarily driven by an increase in commissions and incentives due to company performance, as well as higher salaries and benefits. SG&A expenses for the second quarter of 2026 include $23.2 million of digital transformation costs, compared to $8.1 million of digital transformation and restructuring costs for the second quarter of 2025. Adjusted for these costs, SG&A expenses were 15.0% and 14.6% of net sales for the second quarter of 2026 and 2025, respectively.
•The increase in SG&A expenses for the first six months of 2026 is primarily driven by an increase in commissions and incentives due to company performance, as well as higher salaries and benefits. SG&A expenses for the first six months of 2026 include $40.7 million of digital transformation costs, compared to $15.4 million of digital transformation and restructuring costs for the first six months of 2025. Adjusted for these costs, SG&A expenses were 15.1% of net sales for the first six months of 2026 and 2025.

Adjusted EBITDA and Adjusted EBITDA Margin
•The increase in adjusted EBITDA and adjusted EBITDA margin for the the second quarter of 2026 primarily reflects higher sales and gross margin. Sequentially, adjusted EBITDA margin increased 90 basis points.
•The increase in adjusted EBITDA for the first six months of 2026 primarily reflects higher sales and gross margin.
Effective Tax Rate
•The lower effective tax rates for the three and six months ended June 30, 2026 are largely driven by higher discrete income tax benefits relating to the exercise and vesting of stock-based awards as compared to the prior year periods.
Adjusted Earnings Per Diluted Share
•The increase in adjusted earnings per diluted share in the second quarter of 2026 reflects higher adjusted EBITDA, as described above. There was also an unfavorable $17.5 million increase in interest expense primarily driven by higher net term debt throughout the quarter compared to the prior year, as well as a $10.0 million non-cash loss on extinguishment from the redemption of the 2028 Notes, partially offset by lower borrowings and lower rates on the Receivables Facility and the Revolving Credit Facility. Additionally, the prior year period included the favorable impact of the June 2025 redemption of the Company's 10.625% Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”), partially offset by $12.9 million of preferred stock dividends.
•The increase in adjusted earnings per diluted share in the first six months of 2026 reflects higher adjusted EBITDA, partially offset by a $27.9 million increase in interest expense primarily driven by higher net term debt throughout the first six months compared to the prior year, as well as a $10.0 million non-cash loss on extinguishment from the redemption of the 2028 Notes, partially offset by lower borrowings and lower rates on the Receivables Facility and the Revolving Credit Facility. Additionally, the prior year period included the favorable impact of the Series A Preferred Stock redemption, partially offset by $27.3 million of preferred stock dividends.
Operating Cash Flow
•Net cash provided by operating activities for the second quarter of 2026 totaled $53.7 million compared to $107.8 million in the second quarter of 2025. The $54.1 million decrease is driven by a $182.8 million impact from changes in trade accounts receivable and a $155.3 million impact from changes in other current and noncurrent assets. The impact from trade accounts receivable was primarily due to sales growth in all three segments, as well as the timing of receipts from customers as compared to the prior year, and the impact from other current and noncurrent assets was primarily due to increases in supplier prepayments. These decreases were partially offset by a $129.9 million impact from changes in other current and noncurrent liabilities, driven by increases in deferred revenue. Additionally an increase in net income as adjusted for certain non-cash items also offset the decrease in operating cash flows.
•Net cash provided by operating activities for the first six months of 2026 totaled $275.1 million, compared to $135.8 million for the first six months of 2025. The $139.3 million increase is driven by a $170.4 million impact from changes in other current and noncurrent liabilities, primarily due to increases in deferred revenue. Accounts payable additionally contributed to the increase, with a $151.3 million impact driven by increased inventory purchases, as well as the timing of inventory purchases and payments to suppliers as compared to the prior year. An increase in net income as adjusted for certain non-cash items also contributed to the increase in operating cash flows. These increases were partially offset by a $209.8 million impact from changes in trade accounts receivable and a $168.1 million impact from changes in other current and noncurrent assets. The impact from trade accounts receivable was primarily due to sales growth in all three segments, as well as the timing of receipts from customers as compared to the prior year, and the impact from other current and noncurrent assets was primarily due to increases in supplier prepayments.

Webcast and Teleconference Access
Wesco will conduct a webcast and teleconference to discuss the second quarter of 2026 earnings as described in this News Release on Thursday, July 30, 2026, at 10:00 a.m. E.T. The call will be broadcast live over the internet and can be accessed from the Investor Relations page of the Company's website at https://investors.wesco.com. The call will be archived on this internet site for seven days.

Wesco International (NYSE: WCC) builds, connects, powers and protects the world. Headquartered in Pittsburgh, Pennsylvania, Wesco is a FORTUNE 500® company with approximately $24 billion in annual sales in 2025 and a leading provider of business-to-business distribution, logistics services and supply chain solutions. Wesco offers a best-in-class product and services portfolio of Electrical and Electronic Solutions, Communications and Security Solutions, and Utility and Broadband Solutions. The Company employs approximately 21,000 people, partners with the industry’s premier suppliers, and serves thousands of customers around the world. With millions of products, end-to-end supply chain services, and significant digital capabilities, Wesco provides innovative solutions to meet customer needs across commercial and industrial businesses, technology companies, telecommunications providers, and utilities. Wesco operates more than 700 sites, including distribution centers, fulfillment centers, and sales offices in approximately 50 countries, providing a local presence for customers and a global network to serve multi-location businesses and global corporations.

Forward-Looking Statements
All statements made herein that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions, and liquidity and capital resources. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would," although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.
Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the anticipated benefits of, and other risks associated with, acquisitions, joint ventures, divestitures and other corporate transactions; the inability to successfully integrate acquired businesses; the impact of increased interest rates or borrowing costs; fluctuations in currency exchange rates; evolving impacts from tariffs or other trade tensions between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); failure to adequately protect Wesco's intellectual property or successfully defend against infringement claims; the inability to successfully deploy new technologies, digital products and information systems or to otherwise adapt to emerging technologies in the marketplace, such as those incorporating artificial intelligence (AI); risks relating to our use or reliance on AI; failure to execute on our efforts and programs related to environmental, social and governance (ESG) matters; unanticipated expenditures or other adverse developments related to compliance with new or stricter government policies, laws or regulations, including those relating to data privacy, cybersecurity, competition, sustainability and environmental protection; the inability to successfully develop, manage or implement new technology initiatives or business strategies, including with respect to the expansion of e-commerce or AI capabilities and other digital solutions and digitalization initiatives; disruption of information technology systems or operations; natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks; supply chain disruptions; geopolitical conflicts and issues, such as the ongoing Middle East and Russia/Ukraine conflicts; the impact of changing and expanding export controls, sanctions, and data localization rules; the failure to manage the increased risks and impacts of cyber incidents or data breaches; and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, any of which may have a material adverse effect on the Company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the Company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's most recent Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission.

Contact Information
Investor Relations	Corporate Communications
Scott Gaffner Senior Vice President, Investor Relations investorrelations@wescodist.com	Jennifer Sniderman Vice President, Corporate Communications Corporate_Communications@wesco.com
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2026		June 30, 2025
Net sales	$6,665.1		$5,899.6
Cost of goods sold (excluding depreciation and amortization)	5,209.1	78.2%	4,656.9	78.9%
Selling, general and administrative expenses	1,022.7	15.3%	872.2	14.8%
Depreciation and amortization	51.1		48.3
Income from operations	382.2	5.7%	322.2	5.5%
Interest expense, net	110.4		92.9
Other income, net	(0.2)		(7.3)
Income before income taxes	272.0	4.1%	236.6	4.0%
Provision for income taxes	62.4		61.8
Net income	209.6	3.1%	174.8	3.0%
Less: Net income attributable to noncontrolling interests	0.6		0.3
Net income attributable to WESCO International, Inc.	209.0	3.1%	174.5	3.0%
Plus: Gain on redemption of Series A Preferred Stock	—		27.6
Less: Preferred stock dividends	—		12.9
Net income attributable to common stockholders	$209.0	3.1%	$189.2	3.2%

Earnings per diluted share attributable to common stockholders	$4.23		$3.83
Weighted-average common shares outstanding and common share equivalents used in computing earnings per diluted common share	49.4		49.4

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Six Months Ended
	June 30, 2026		June 30, 2025
Net sales	$12,745.2		$11,243.3
Cost of goods sold (excluding depreciation and amortization)	9,997.4	78.4%	8,875.0	78.9%
Selling, general and administrative expenses	1,970.3	15.5%	1,708.5	15.2%
Depreciation and amortization	101.8		96.7
Income from operations	675.7	5.3%	563.1	5.0%
Interest expense, net	207.1		179.2
Other income, net	(0.6)		(7.1)
Income before income taxes	469.2	3.7%	391.0	3.5%
Provision for income taxes	105.5		97.9
Net income	363.7	2.9%	293.1	2.6%
Less: Net income attributable to noncontrolling interests	0.9		0.2
Net income attributable to WESCO International, Inc.	362.8	2.8%	292.9	2.6%
Plus: Gain on redemption of Series A Preferred Stock	—		27.6
Less: Preferred stock dividends	—		27.3
Net income attributable to common stockholders	$362.8	2.8%	$293.2	2.6%

Earnings per diluted share attributable to common stockholders	$7.33		$5.92
Weighted-average common shares outstanding and common share equivalents used in computing earnings per diluted common share	49.5		49.5

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	As of
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$808.9	$604.8
Trade accounts receivable, net	4,685.0	4,069.6
Inventories	4,418.0	4,008.8
Other current assets	834.6	773.0
Total current assets	10,746.5	9,456.2

Goodwill and intangible assets	5,036.0	5,112.6
Other assets	2,025.3	1,926.1
Total assets	$17,807.8	$16,494.9

Liabilities and Equity
Current liabilities:
Accounts payable	$3,740.3	$3,030.5
Short-term debt and current portion of long-term debt, net	25.0	25.0
Other current liabilities	1,373.7	1,241.3
Total current liabilities	5,139.0	4,296.8

Long-term debt, net	5,911.1	5,756.4
Other noncurrent liabilities	1,545.1	1,415.3
Total liabilities	12,595.2	11,468.5

Equity:
Total equity	5,212.6	5,026.4
Total liabilities and equity	$17,807.8	$16,494.9

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Six Months Ended
	June 30, 2026	June 30, 2025
Operating activities:
Net income	$363.7	$293.1
Add back (deduct):
Depreciation and amortization	101.8	96.7
Change in trade receivables, net	(641.0)	(431.2)
Change in inventories	(432.4)	(403.1)
Change in accounts payable	726.0	574.7
Other, net	157.0	5.6
Net cash provided by operating activities	275.1	135.8

Investing activities:
Capital expenditures	(51.6)	(42.2)
Acquisition payments, net of cash acquired	—	(36.0)
Other, net	3.6	1.3
Net cash used in investing activities	(48.0)	(76.9)

Financing activities:
Debt borrowings, net(1)	152.0	605.0
Payments for taxes related to net-share settlement of equity awards	(48.1)	(18.4)
Repurchases of common stock	(39.9)	(50.0)
Redemption of preferred stock	—	(540.3)
Payment of common stock dividends	(48.8)	(44.2)
Payment of preferred stock dividends	—	(27.3)
Other, net	(37.1)	(33.1)
Net cash used in financing activities	(21.9)	(108.3)

Effect of exchange rate changes on cash and cash equivalents	(1.1)	13.8

Net change in cash and cash equivalents	204.1	(35.6)
Cash and cash equivalents at the beginning of the period	604.8	702.6
Cash and cash equivalents at the end of the period	$808.9	$667.0
(1)    The six months ended June 30, 2026 includes the issuance of the Company's $650 million aggregate principal amount of 5.250% Senior Notes due 2031 (the “2031 Notes”) and $850 million aggregate principal amount of 5.500% Senior Notes due 2034 (the “2034 Notes” and, together with the 2031 Notes, the “2031 and 2034 Notes”). The proceeds from the issuance of the 2031 and 2034 Notes were used for the redemption of the Company's $1,325 million aggregate principal amount of 7.250% Senior Notes due 2028 (the “2028 Notes”) and to repay a portion of the amounts outstanding under the Revolving Credit Facility. The six months ended June 30, 2025 includes the issuance of the Company's $800 million aggregate principal amount of 6.375% senior notes due 2033 (the “2033 Notes”). The Company used the net proceeds from the issuance of the 2033 Notes to redeem all of the Company’s outstanding 10.625% Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and all of the related depositary shares representing fractional interests in the Series A Preferred Stock, and to repay a portion of the amounts outstanding under the Revolving Credit Facility.

NON-GAAP FINANCIAL MEASURES

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this earnings release includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative expenses, adjusted income from operations, adjusted operating margin, adjusted other non-operating (income) expense, adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to WESCO International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as digital transformation costs, restructuring costs, cloud computing arrangement amortization, and the related income tax effects, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

Organic Sales Growth by Segment - Three Months Ended:

	Three Months Ended		Growth/(Decline)
	June 30, 2026	June 30, 2025	Reported Sales	Acquisition	Foreign Exchange	Workday	Organic Sales

EES	$2,510.7	$2,257.8	11.2%	—%	0.3%	—%	10.9%
CSS	2,681.2	2,265.2	18.4%	—%	0.9%	—%	17.5%
UBS	1,473.2	1,376.6	7.0%	—%	—%	—%	7.0%
Total net sales	$6,665.1	$5,899.6	13.0%	—%	0.4%	—%	12.6%

Organic Sales Growth by Segment - Six Months Ended:

	Six Months Ended		Growth/(Decline)
	June 30, 2026	June 30, 2025	Reported Sales	Acquisition	Foreign Exchange	Workday	Organic Sales

EES	$4,754.9	$4,323.1	10.0%	—%	0.9%	—%	9.1%
CSS	5,160.1	4,265.5	21.0%	—%	1.3%	—%	19.7%
UBS	2,830.2	2,654.7	6.6%	—%	0.2%	—%	6.4%
Total net sales	$12,745.2	$11,243.3	13.4%	—%	0.9%	—%	12.5%

Organic Sales Growth by Segment - Sequential:

	Three Months Ended		Growth/(Decline)
	June 30, 2026	March 31, 2026	Reported Sales	Acquisition	Foreign Exchange	Workday	Organic Sales

EES	$2,510.7	$2,244.2	11.9%	—%	(0.3)%	3.2%	9.0%
CSS	2,681.2	2,478.9	8.2%	—%	(0.1)%	3.2%	5.1%
UBS	1,473.2	1,357.0	8.6%	—%	(0.1)%	3.2%	5.5%
Total net sales	$6,665.1	$6,080.1	9.6%	—%	(0.2)%	3.2%	6.6%
Note: Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, fluctuations in foreign exchange rates and number of workdays from the reported percentage change in consolidated net sales. Workday impact represents the change in the number of operating days period-over-period after adjusting for weekends and public holidays in the United States; There was no change in the number of workdays in the second quarter of 2026 compared to the second quarter of 2025, or in the first six months of 2026 compared to the first six months of 2025. The second quarter of 2026 had two more workdays compared to the first quarter of 2026.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Three Months Ended		Six Months Ended
Gross Profit:	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net sales	$6,665.1	$5,899.6	$12,745.2	$11,243.3
Cost of goods sold (excluding depreciation and amortization)	5,209.1	4,656.9	9,997.4	8,875.0
Gross profit	$1,456.0	$1,242.7	$2,747.8	$2,368.3
Gross margin	21.8%	21.1%	21.6%	21.1%
Note: Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Adjusted SG&A Expenses:
SG&A expenses	$1,022.7	$872.2	$1,970.3	$1,708.5
Digital transformation costs(1)	(23.2)	(7.6)	(40.7)	(13.8)
Restructuring costs(2)	—	(0.5)	—	(1.6)
Adjusted SG&A expenses	$999.5	$864.1	$1,929.6	$1,693.1
Percentage of net sales	15.0%	14.6%	15.1%	15.1%

Adjusted Income from Operations:
Income from operations	$382.2	$322.2	$675.7	$563.1
Digital transformation costs(1)	23.2	7.6	40.7	13.8
Restructuring costs(2)	—	0.5	—	1.6
Adjusted income from operations	$405.4	$330.3	$716.4	$578.5
Adjusted income from operations margin %	6.1%	5.6%	5.6%	5.1%

Adjusted Other Income, net:
Other income, net	$(0.2)	$(7.3)	$(0.6)	$(7.1)
Loss on termination of business arrangement(3)	—	—	—	(0.3)
Adjusted other income, net	$(0.2)	$(7.3)	$(0.6)	$(7.4)

Adjusted Provision for Income Taxes:
Provision for income taxes	$62.4	$61.8	$105.5	$97.9
Income tax effect of adjustments to income from operations and other income, net(4)	6.6	2.2	11.1	4.1
Adjusted provision for income taxes	$69.0	$64.0	$116.6	$102.0

Adjusted Net Income Attributable to Common Stockholders:
Net income attributable to common stockholders	$209.0	$189.2	$362.8	$293.2
Digital transformation costs(1)	23.2	7.6	40.7	13.8
Restructuring costs(2)	—	0.5	—	1.6
Loss on termination of business arrangement(3)	—	—	—	0.3
Income tax effect of adjustments to income from operations and other income, net(4)	(6.6)	(2.2)	(11.1)	(4.1)
Gain on redemption of Series A Preferred Stock	—	(27.6)	—	(27.6)
Adjusted net income attributable to common stockholders	$225.6	$167.5	$392.4	$277.2
(1) Digital transformation costs include costs associated with certain digital transformation initiatives.
(2)    Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
(3)    Loss on termination of business arrangement represents the loss recognized as a result of management's decision to terminate a business arrangement with a third party.
(4) The adjustments to income from operations and other income, net have been tax effected at rates of 28.4% and 27.2% for the three and six months ended June 30, 2026, respectively, and 26.3% for the three and six months ended June 30, 2025.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Three Months Ended		Six Months Ended
Adjusted Earnings per Diluted Share:	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Adjusted income from operations	$405.4	$330.3	$716.4	$578.5
Interest expense, net	110.4	92.9	207.1	179.2
Adjusted other income, net	(0.2)	(7.3)	(0.6)	(7.4)
Adjusted income before income taxes	295.2	244.7	509.9	406.7
Adjusted provision for income taxes	69.0	64.0	116.6	102.0
Adjusted net income	226.2	180.7	393.3	304.7
Net income attributable to noncontrolling interests	0.6	0.3	0.9	0.2
Adjusted net income attributable to WESCO International, Inc.	225.6	180.4	392.4	304.5
Preferred stock dividends	—	12.9	—	27.3
Adjusted net income attributable to common stockholders	$225.6	$167.5	$392.4	$277.2

Diluted shares	49.4	49.4	49.5	49.5
Adjusted earnings per diluted share	$4.57	$3.39	$7.93	$5.60
Note: For the three and six months ended June 30, 2026, SG&A expenses, income from operations, provision for income taxes, net income attributable to common stockholders and earnings per diluted share have been adjusted to exclude digital transformation costs and the related income tax effects. For the three and six months ended June 30, 2025, SG&A expenses, income from operations, the provision for income taxes, net income attributable to common stockholders and earnings per diluted share have been adjusted to exclude digital transformation costs, restructuring costs, and the related income tax effects, and the gain on redemption of the Company's Series A Preferred Stock. Other non-operating (income) expense, the provision for income taxes, net income attributable to common stockholders and earnings per diluted share for the six months ended June 30, 2025 were also adjusted to exclude the loss on termination of business arrangement and the related income tax effect. These non-GAAP financial measures provide a better understanding of our financial results on a comparable basis.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Three Months Ended June 30, 2026
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$204.1	$232.2	$136.8	$(364.1)	$209.0
Net income (loss) attributable to noncontrolling interests	0.2	0.6	—	(0.2)	0.6
Provision for income taxes(1)	—	—	—	62.4	62.4
Interest expense, net(1)	—	—	—	110.4	110.4
Depreciation and amortization	13.7	19.8	9.1	8.5	51.1
EBITDA	$218.0	$252.6	$145.9	$(183.0)	$433.5
Other expense (income), net	12.6	18.7	—	(31.5)	(0.2)
Stock-based compensation expense	0.7	1.6	0.9	15.9	19.1
Digital transformation costs(2)	—	—	—	23.2	23.2
Cloud computing arrangement amortization(3)	—	—	—	11.6	11.6
Adjusted EBITDA	$231.3	$272.9	$146.8	$(163.8)	$487.2
Adjusted EBITDA margin %	9.2%	10.2%	10.0%		7.3%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

	Three Months Ended June 30, 2025
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$162.1	$162.1	$137.8	$(272.8)	$189.2
Net income (loss) attributable to noncontrolling interests	0.1	0.6	—	(0.4)	0.3
Gain on redemption of Series A Preferred Stock	—	—	—	(27.6)	(27.6)
Preferred stock dividends	—	—	—	12.9	12.9
Provision for income taxes(1)	—	—	—	61.8	61.8
Interest expense, net(1)	—	—	—	92.9	92.9
Depreciation and amortization	12.4	19.1	7.6	9.2	48.3
EBITDA	$174.6	$181.8	$145.4	$(124.0)	$377.8
Other expense (income), net	7.3	15.7	(2.2)	(28.1)	(7.3)
Stock-based compensation expense	1.0	1.4	0.5	5.5	8.4
Digital transformation costs(2)	—	—	—	7.6	7.6
Cloud computing arrangement amortization(3)	—	—	—	7.2	7.2
Restructuring costs(4)	—	—	—	0.5	0.5
Adjusted EBITDA	$182.9	$198.9	$143.7	$(131.3)	$394.2
Adjusted EBITDA margin %	8.1%	8.8%	10.4%		6.7%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(4) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Three Months Ended March 31, 2026
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$164.1	$188.3	$121.7	$(320.3)	$153.8
Net income (loss) attributable to noncontrolling interests	0.1	0.4	—	(0.2)	0.3
Provision for income taxes(1)	—	—	—	43.1	43.1
Interest expense, net(1)	—	—	—	96.7	96.7
Depreciation and amortization	13.2	19.8	8.5	9.2	50.7
EBITDA	$177.4	$208.5	$130.2	$(171.5)	$344.6
Other expense (income), net	6.8	13.1	(0.4)	(19.9)	(0.4)
Stock-based compensation expense	0.8	1.6	0.9	12.8	16.1
Digital transformation costs(2)	—	—	—	17.5	17.5
Cloud computing arrangement amortization(3)	—	—	—	11.0	11.0
Adjusted EBITDA	$185.0	$223.2	$130.7	$(150.1)	$388.8
Adjusted EBITDA margin %	8.2%	9.0%	9.6%		6.4%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

Note: EBITDA, adjusted EBITDA and adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the three months ended June 30, 2026 and March 31, 2026, adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, and cloud computing arrangement amortization. For the three months ended June 30, 2025, adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Six Months Ended June 30, 2026
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$368.2	$420.5	$258.5	$(684.4)	$362.8
Net income (loss) attributable to noncontrolling interests	0.3	1.1	—	(0.5)	0.9
Provision for income taxes(1)	—	—	—	105.5	105.5
Interest expense, net(1)	—	—	—	207.1	207.1
Depreciation and amortization	26.9	39.5	17.7	17.7	101.8
EBITDA	$395.4	$461.1	$276.2	$(354.6)	$778.1
Other expense (income), net	19.4	31.8	(0.4)	(51.4)	(0.6)
Stock-based compensation expense	1.5	3.2	1.7	28.8	35.2
Digital transformation costs(2)	—	—	—	40.7	40.7
Cloud computing arrangement amortization(3)	—	—	—	22.6	22.6
Adjusted EBITDA	$416.3	$496.1	$277.5	$(313.9)	$876.0
Adjusted EBITDA margin %	8.8%	9.6%	9.8%		6.9%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

	Six Months Ended June 30, 2025
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$287.2	$289.3	$268.1	$(551.4)	$293.2
Net income (loss) attributable to noncontrolling interests	—	0.7	—	(0.5)	0.2
Gain on redemption of Series A Preferred Stock	—	—	—	(27.6)	(27.6)
Preferred stock dividends	—	—	—	27.3	27.3
Provision for income taxes(1)	—	—	—	97.9	97.9
Interest expense, net(1)	—	—	—	179.2	179.2
Depreciation and amortization	24.6	38.1	15.4	18.6	96.7
EBITDA	$311.8	$328.1	$283.5	$(256.5)	$666.9
Other expense (income), net	11.7	26.6	(2.4)	(43.0)	(7.1)
Stock-based compensation expense	2.0	2.7	0.9	13.0	18.6
Digital transformation costs(2)	—	—	—	13.8	13.8
Cloud computing arrangement amortization(3)	—	—	—	11.1	11.1
Restructuring costs(4)	—	—	—	1.6	1.6
Adjusted EBITDA	$325.5	$357.4	$282.0	$(260.0)	$704.9
Adjusted EBITDA margin %	7.5%	8.4%	10.6%		6.3%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(4) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
Note: Adjusted EBITDA and adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the six months ended June 30, 2026, adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, and cloud computing arrangement amortization. For the six months ended June 30, 2025, adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Twelve Months Ended
Financial Leverage:	June 30, 2026	December 31, 2025

Net income attributable to common stockholders	$715.5	$645.8
Net income attributable to noncontrolling interests	3.0	2.3
Gain on redemption of Series A Preferred Stock	(5.3)	(32.9)
Preferred stock dividends	—	27.3
Provision for income taxes	221.0	213.4
Interest expense, net	414.5	386.7
Depreciation and amortization	202.6	197.6
EBITDA	$1,551.3	$1,440.2
Other income, net	(3.1)	(9.6)
Stock-based compensation expense	57.1	40.5
Digital transformation costs(1)	62.1	35.2
Cloud computing arrangement amortization(2)	41.8	30.2
Restructuring costs(3)	(1.6)	—
Adjusted EBITDA	$1,707.6	$1,536.5
	As of
	June 30, 2026	December 31, 2025
Short-term debt and current portion of long-term debt, net	$25.0	$25.0
Long-term debt, net	5,911.1	5,756.4
Debt discount and debt issuance costs(4)	49.8	48.0
Total debt	5,985.9	5,829.4
Less: Cash and cash equivalents	808.9	604.8
Total debt, net of cash	$5,177.0	$5,224.6

Financial leverage ratio	3.0	3.4
(1)Digital transformation costs include costs associated with certain digital transformation initiatives.
(2)Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.
(3)Reduction to restructuring costs represents the reversal of certain severance costs previously incurred pursuant to an ongoing restructuring plan.
(4)Debt is presented in the Condensed Consolidated Balance Sheets net of debt discount and debt issuance costs.
Note: Financial leverage ratio is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt issuance costs, and debt discount, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before other non-operating expense (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts and ratios)
(Unaudited)

	Three Months Ended		Six Months Ended
Free Cash Flow:	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Cash flow provided by operations	$53.7	$107.8	$275.1	$135.8
Less: Capital expenditures	(28.2)	(21.8)	(51.6)	(42.2)
Add: Other adjustments	6.8	0.5	22.2	2.3
Free cash flow	$32.3	$86.5	$245.7	$95.9
Percentage of adjusted net income	14.3%	47.9%	62.5%	31.5%
Note: Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. For the three and six months ended June 30, 2026 and 2025, the Company paid for certain costs related to digital transformation and restructuring. Such expenditures have been added back to operating cash flow to determine free cash flow for such periods. Our calculation of free cash flow may not be comparable to similar measures used by other companies.